               UCFC Acceptance Corporation         EXHIBIT 20.3
       Home Equity Loan Pass-Through Certificates
                 Series 1997-A1 and 1997-A2

             Statement To Certificateholders

Distribution Date:  February 17, 1998

LOAN GROUP 1 PRINCIPAL BALANCE:                          315,380,158.82
TOTAL PRINCIPAL:                                           8,324,147.10
PREPAYMENTS:                                               7,677,248.36
NET LIQUIDATION PROCEEDS:                                          0.00
TOTAL INTEREST:                                            3,126,835.24

LOAN GROUP 2 PRINCIPAL BALANCE:                          147,980,571.09
TOTAL PRINCIPAL:                                           6,444,938.93
PREPAYMENTS:                                               6,346,341.35
NET LIQUIDATION PROCEEDS:                                          0.00
TOTAL INTEREST:                                            1,328,890.22


SUBSTITUTION AMOUNTS GROUP 1:                                      0.00
LOAN PURCHASE PRICES GROUP 1:                                      0.00

SUBSTITUTION AMOUNTS GROUP 2:                                      0.00
LOAN PURCHASE PRICES GROUP 2:                                      0.00

RESERVE ACCOUNT BALANCE:                                  30,295,958.21

SPECIFIED RESERVE ACCOUNT REQUIREMENT:                    34,375,000.00

CUMULATIVE RESERVE ACCOUNT WITHDRAWALS
  AS OF THE CURRENT PAYMENT DATE:                                  0.00

SUBORDINATED AMOUNT AS OF THE CURRENT
  PAYMENT DATE:                                           93,500,000.00

GROUP 1 INSURED PAYMENT RELATING TO THE
  CURRENT PAYMENT DATE:                                            0.00
GROUP 2 INSURED PAYMENT RELATING TO THE
  CURRENT PAYMENT DATE:                                            0.00

                                             TOTAL           TOTAL
                                             ACCRUED         DUE
                                             ----------      ----------
SERVICING FEES GROUP 1:                      134,876.79       99,248.76
SERVICING FEES GROUP 2:                       64,343.97       51,188.74

GUARANTEE FEES DUE GROUP 1:                                  862,917.83
GUARANTEE FEES DUE GROUP 2:                                  235,581.88

WEIGHTED AVERAGE COUPON RATE GROUP 1                           11.5915%
WEIGHTED AVERAGE COUPON RATE GROUP 2                           10.3265%

WEIGHTED AVERAGE REMAINING TERM GROUP 1                             230
WEIGHTED AVERAGE REMAINING TERM GROUP 2                             328

                         Page 10
                         (c) COPYRIGHT 1998 Bankers Trust Company

               UCFC Acceptance Corporation
       Home Equity Loan Pass-Through Certificates

                Series 1997-A1 and 1997-A2

            Statement To Certificateholders



Distribution Date:  February 17, 1998

GROUP 1 REALIZED LOSSES FOR THE
  RELATED REMITTANCE PERIOD:                                    0.00
GROUP 1 CUMULATIVE REALIZED LOSSES
  AS OF THE CURRENT PAYMENT DATE:                               0.00

GROUP 2 REALIZED LOSSES FOR THE
  RELATED REMITTANCE PERIOD:                                    0.00
GROUP 2 CUMULATIVE REALIZED LOSSES
  AS OF THE CURRENT PAYMENT DATE:                               0.00

CLASS A-1 LIBOR RATE FOR THE RELATED ACCRUAL PERIOD:         5.7250%

CLASS A-9 LIBOR RATE FOR THE RELATED ACCRUAL PERIOD:         5.8250%

-----------------------------------------------------------------------------------


DELINQUENT AND                                                              LOANS
FORECLOSURE LOAN             30 TO 59        60 TO 89       90 AND OVER     IN
INFORMATION                  DAYS            DAYS           DAYS            FORE-
                                                                            CLOSURE
-----------------------------------------------------------------------------------
PRINCIPAL BALANCE - GROUP 1  14,652,700.89   5,632,043.41   17,937,046.88     0.00
NUMBER OF LOANS                        302            136             339        0

PRINCIPAL BALANCE - GROUP 2   4,413,602.96   1,507,715.66    6,823,137.29     0.00
NUMBER OF LOANS                         71             26              96        0

AGGREGATE PRINCIPAL BALANCE  19,066,303.85   7,139,759.07   24,760,184.17     0.00
AGGREGATE NUMBER OF LOANS              373            162             435        0

Note: Quantity and Principal Balance of Foreclosures and Bankruptcies
      are Included in the Delinquency Figures.
-----------------------------------------------------------------------------------

LOANS IN BANKRUPTCY PROCEEDINGS-GROUP 1:                          139

PRINCIPAL BALANCE OF LOANS IN
  BANKRUPTCY PROCEEDINGS-GROUP 1:                        7,131,730.84

LOANS IN BANKRUPTCY PROCEEDINGS-GROUP 2:                           19

PRINCIPAL BALANCE OF LOANS IN
  BANKRUPTCY PROCEEDINGS-GROUP 2:                        1,433,314.74

REO LOANS - GROUP 1:                                                9
PRINCIPAL BALANCE OF REO LOANS - GROUP 1:                  356,654.38

REO LOANS - GROUP 2:                                                7
PRINCIPAL BALANCE OF REO LOANS - GROUP 2:                  487,598.37

BOOK VALUE OF REO PROPERTY, IF AVAILABLE:                        0.00
REO PROCEEDS:                                                    0.00

REO PROPERTY MATTERS:              (SEE ATTACHMENTS IF ANY)

OTHER FORECLOSURE INFORMATION:     (SEE ATTACHMENTS IF ANY)

                                   (c) COPYRIGHT 1998 Bankers Trust Company

               UCFC Acceptance Corporation
       Home Equity Loan Pass-Through Certificates

                Series 1997-A1 and 1997-A2

            Statement To  Certificateholders


--------------------------------------------------------------------
Distribution Date:  February 17, 1998
--------------------------------------------------------------------

CLASS A-1 INTEREST CARRY-FORWARD AMOUNT - NEXT MONTH         0.00
CLASS A-2 INTEREST CARRY-FORWARD AMOUNT - NEXT MONTH         0.00
CLASS A-3 INTEREST CARRY-FORWARD AMOUNT - NEXT MONTH         0.00
CLASS A-4 INTEREST CARRY-FORWARD AMOUNT - NEXT MONTH         0.00
CLASS A-5 INTEREST CARRY-FORWARD AMOUNT - NEXT MONTH         0.00
CLASS A-6 INTEREST CARRY-FORWARD AMOUNT - NEXT MONTH         0.00
CLASS A-7 INTEREST CARRY-FORWARD AMOUNT - NEXT MONTH         0.00
CLASS A-8 INTEREST CARRY-FORWARD AMOUNT - NEXT MONTH         0.00
CLASS A-9 INTEREST CARRY-FORWARD AMOUNT - NEXT MONTH         0.00


GROUP ONE PRINCIPAL CARRY FORWARD AMOUNT - NEXT MONTH        0.00
GROUP TWO PRINCIPAL CARRY FORWARD AMOUNT - NEXT MONTH        0.00

GROUP ONE INTEREST SHORTFALL - CURRENT MONTH                 0.00
GROUP TWO INTEREST SHORTFALL - CURRENT MONTH                 0.00

GROUP ONE PRINCIPAL SHORTFALL - CURRENT MONTH                0.00
GROUP TWO PRINCIPAL SHORTFALL - CURRENT MONTH                0.00
                              PAGE 12

                               (c) COPYRIGHT 1998 Bankers Trust Company